                                                                  EXHIBIT (g)(5)

                         AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                DATED NOVEMBER 1, 2001 AND AMENDED MARCH 1, 2002
                              BETWEEN THE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY
                        EFFECTIVE AS OF NOVEMBER 22, 2002

                                  LIST OF FUNDS


ENTITY NAME                    JURISDICTION
-------------------------------------------


------------------------
* This Amended and Restated Exhibit A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

     ENTITY NAME                            JURISDICTION
-----------------------------------------------------------------
ING SENIOR INCOME FUND               Delaware Business Trust
-----------------------------------------------------------------
ING PRIME RATE TRUST                 Massachusetts Business Trust
-----------------------------------------------------------------


Last Approved: 11/22/02